UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2008

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Commission File Number:  000-15264

Michigan (State or other jurisdiction of incorporation)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (269) 567-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 14, 2008, Manatron, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with an affiliate of Thoma Cressey Bravo, Inc., Manatron Intermediate Holdings, Inc., a Delaware corporation ("Parent"), and Manatron Merger Sub, Inc., a Michigan corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company (the "Merger"), and the Company will survive as a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, no par value per share, of the Company ("Shares"), other than Shares owned by (i) the Company; (ii) any of the Company's subsidiaries; and (iii) Parent shall be automatically converted into the right to receive $12.00 in cash per share, without interest.

The consummation of the Merger is subject, among other things, to the adoption of the Merger Agreement by the shareholders of the Company and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Company, Parent and Merger Sub have each made customary representations and warranties in the Merger Agreement. In addition the parties have covenanted and agreed to take or refrain from taking certain actions during the period between signing the Merger Agreement and the consummation of the Merger, including, among others, the Company's covenants and agreements: (a) to conduct its business and operations in the ordinary and usual course of business consistent with past practice; (b) to refrain from engaging in certain enumerated transactions without the prior written approval of Parent; (c) to cause a special meeting of the shareholders of the Company to be held for the purpose of considering and voting upon the approval of the Merger Agreement; and (d) not to (i) solicit proposals relating to alternative acquisition transactions or (ii) subject to certain exceptions, enter into discussions concerning, or furnish information with respect to, alternative acquisition transactions.

The Merger is subject to customary closing conditions, including, among others, (a) the approval of the Merger by the affirmative vote of the majority of the holders of the Company's Shares, (b) the absence of any law or order prohibiting the consummation of the Merger, and (c) expiration or termination of the Hart-Scott-Rodino waiting period and certain other regulatory approvals. In addition, the obligation of the Company, on the one hand, and Parent and Merger Sub, on the other, to consummate the Merger is subject to the material accuracy of the representations and warranties of the other party and material compliance of the other party with its covenants and agreements. The Merger Agreement contains certain termination rights for both Parent and the Company and provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $2.0 million and reimburse Parent for its out-of-pocket costs and expenses up to $250,000. It is anticipated that the Merger will close during the end of the Company's fiscal fourth quarter, which ends on April 30, 2008.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statements

The Merger Agreement contains representations and warranties made by the parties to each other regarding certain matters. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality that is different from those generally applicable to shareholders and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Voting Agreements

On January 14, 2008, Randall L. Peat, the Company's Co-Chairman, Paul R. Sylvester, the Company's Chief Executive Officer and Co-Chairman, G. William McKinzie, the Company's President and Chief Operating Officer, Mary Nestell Gephart, the Company's Vice president of Human Resources and Administration, Krista L. Inosencio, the Company's Chief Financial Officer, Early L. Stephens, the Company's Chief Technology and Marketing Officer, Marty A. Ulanski, the Company's Executive Vice President of Sales and Business Development, Kurt J. Wagner, President of ASIX Inc., and all of the Company's Directors entered into Voting Agreements with Parent and the Company, pursuant to which each individual agreed, among other things, to vote all of his or her shares of common stock of the Company and those acquired after the date of the agreements, if any, in favor of the adoption of the Merger Agreement. These agreements represent an aggregate of 1,050,745 shares (not including unexercised options), or approximately 20.6% of the issued and outstanding common stock of the Company. These agreements terminate upon the earlier of the effective time of the Merger, the termination of the Merger Agreement, or the date on which the Board withdraws or modifies its approvals or recommendations of the Merger.

Additional Information about the Merger and Where to Find It

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's website at http://www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to Jane Rix, the Secretary of Manatron, Inc., 510 East Milham Avenue, Portage, Michigan 49002, telephone number (269) 567-2900.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed Merger. Information regarding the interests of such directors and executive officers is included in the Company's Proxy Statement for its 2007 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on August 27, 2007, and information concerning all of the Company's participants in the solicitation will be included in the proxy statement relating to the proposed Merger when it becomes available.

Item 3.03.	Material Modifications to Rights of Security Holders.

On January 14, 2008, effective immediately prior to the execution of the Merger Agreement, the Company and Registrar and Transfer Company entered into Amendment Number One (the "Rights Agreement Amendment") to the Rights Agreement dated June 16, 2007 (the "Rights Agreement") with the purpose and intent of rendering the Rights Agreement inapplicable to the proposed Merger and other transactions contemplated under the Merger Agreement.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment to the Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On January 15, 2008, the Company issued a press release announcing that it had entered into the Merger Agreement with Parent, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(d)	Exhibits:

	2.1	Agreement and Plan of Merger by and among Manatron Intermediate Holdings, Inc., Manatron Merger Sub, Inc. and Manatron, Inc. dated as of January 14, 2008.

	4.1	Amendment Number One to Rights Agreement dated as of January 14, 2008 between Manatron, Inc. and Registrar and Transfer Company.

	99.1	Manatron, Inc. Press Release dated January 15, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2008	MANATRON, INC. (Registrant)

	By:	/s/ Paul R. Sylvester
Paul R. Sylvester Chief Executive Officer and Co-Chairman

EXHIBIT INDEX

Exhibit Number	Document

2.1	Agreement and Plan of Merger by and among Manatron Intermediate Holdings, Inc., Manatron Merger Sub, Inc. and Manatron, Inc. dated as of January 14, 2008.

4.1	Amendment Number One to Rights Agreement dated as of January 14, 2008 between Manatron, Inc. and Registrar and Transfer Company.

99.1	Manatron, Inc. Press Release dated January 15, 2008.